                                                                  Exhibit 99.d.7

                                Schedule A
                                  to the
                        Investment Advisory Agreement
                        between the HighMark Funds and
                       HighMark Capital Management, Inc.
                             dated December 12, 2000

NAME OF FUND                                       COMPENSATION*
------------                                       -------------
The U.S. Government Money Market Fund              Annual rate of thirty one-hundredths of one
                                                   percent (.30%) of the U.S. Government
                                                   Obligations Money Market Funds average
                                                   daily net assets.

The Diversified Money Market Fund                  Annual rate of thirty one-hundredths
                                                   of one percent (.30%) of the
                                                   Diversified Money Market Fund's
                                                   average daily net assets.

The 100% U.S. Treasury Money Market Fund           Annual rate of thirty one-hundredths of one
                                                   percent (.30%) of the 100% U.S. Treasury
                                                   Money Market Fund's average daily net
                                                   assets.

The Income Equity Fund                             Annual rate of sixty one-hundredths
                                                   of one percent (.60%) of the Income
                                                   Equity Fund's average-daily net
                                                   assets.

The Bond Fund                                      Annual rate of fifty one-hundredths
                                                   of one percent (.50%) of the Bond
                                                   Fund's average daily net assets.


* All fees are computed daily and paid monthly.

                                Schedule A (Con't.)
                                  to the
                        Investment Advisory Agreement
                        between the HighMark Funds and
                       HighMark Capital Management, Inc.
                             dated December 12, 2000

NAME OF FUND                                       COMPENSATION*
------------                                       ------------
The California Tax-Free Money Market Fund          Annual rate of thirty one-hundredths
                                                   of one percent (.30%) of the
                                                   California Tax-Free Money
                                                   Market Fund's average daily
                                                   net assets

The Growth Fund                                    Annual rate of sixty one-hundredths
                                                   of one percent (.60%) of the Growth
                                                   Fund's average daily net assets.

The Balanced Fund                                  Annual rate of sixty one-hundredths
                                                   of one percent (.60%) of the Balanced
                                                   Fund's average daily net assets.

The Value Momentum Fund                            Annual rate of sixty one-hundredths
                                                   of one percent (.60%) of the Value
                                                   Momentum Fund's average daily net
                                                   assets.

The International Equity Fund                      Annual rate of ninety five one-
                                                   hundredths of one percent
                                                   (.95%) of the International
                                                   Equity Fund's average daily
                                                   net assets.

The California Intermediate Tax-Free Bond Fund     Annual rate of fifty one-hundredths
                                                   of one percent (.50%) of the
                                                   California Intermediate
                                                   Tax-Free Bond Fund's average
                                                   daily net assets.

* All fees are computed daily and paid monthly

                                Schedule A (Con't.)
                                  to the
                        Investment Advisory Agreement
                        between the HighMark Funds and
                       HighMark Capital Management, Inc.
                             dated December 12, 2000

NAME OF FUND                                       COMPENSATION*
------------                                       ------------
The Small Cap Value Fund                           Annual rate of one hundred one-
                                                   hundredths of one percent
                                                   (1.00%) of the Small Cap
                                                   Value Fund's average daily
                                                   net assets.

The Core Equity Fund                               Annual rate of sixty one-hundredths
                                                   of one percent (.60%) of the Core
                                                   Equity Fund's average daily net
                                                   assets.

The Small Cap Growth Fund                          Annual rate of one-hundred fifteen
                                                   one hundredths of one percent
                                                   (1.15%) of the Small Cap
                                                   Growth Fund's average daily
                                                   net assets

* All fees are computed daily and paid monthly.


           HIGHMARK FUNDS
           By: /s/ Todd Cipperman
               ------------------

           Title: Vice President
                  --------------

           Date: 12/12/00
                 --------


           HIGHMARK CAPITAL MANAGEMENT, INC.
           By: /s/ Greg Knopf
              ---------------

           Title: Managing Director
                  -----------------

           Date: 12/12/00
                 --------